Exhibit 99.1

DIME COMMUNITY BANCSHARES, INC. REPORTS 295% INCREASE IN NET INCOME YEAR-OVER-YEAR

Continued Focus on Enhancing Greater Long Island’s Premier Deposit Franchise

Cost of Deposits Declines to 0.17% and Non-Interest-Bearing Deposits Increase to 33.3% of Total Deposits

PPP Sale and Strong Earnings Result in Linked Quarter Increase in Capital Ratios

Hauppauge, NY, July 30, 2021 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime” or “its”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $49.5 million for the quarter ended June 30, 2021, or $1.19 per diluted common share, compared with a net loss available to common stockholders of $22.9 million for the quarter ended March 31, 2021, or $0.66 per diluted common share, and net income available to common stockholders of $11.8 million for the quarter ended June 30, 2020, or $0.55 per diluted common share.

Adjusted net income to common stockholders (non-GAAP) totaled $39.1 million for the quarter ended June 30, 2021, or $0.94 per diluted share1. Adjusted net income to common stockholders includes the following primary adjustments:

●	Gain on sale of Paycheck Protection Program (“PPP”) loans: As previously disclosed, the Company sold PPP loans it originated in 2021; this resulted in a pre-tax gain on sale of PPP loans of $20.7 million;
●	Branch restructuring costs: As previously disclosed, the Company plans to combine five branch locations into other existing branches in October 2021; associated branch restructuring costs were $1.7 million, pre-tax.
●	Merger expenses and transaction costs: The Company recorded merger expenses and transaction costs, associated with its merger of equals transaction, of $1.8 million, pre-tax;
●	Other Adjustments: Severance expense totaled $1.9 million, pre-tax, and loss on extinguishment of debt totaled $0.2 million, pre-tax.

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “During the second quarter we continued to grow Greater Long Island’s premier deposit franchise. Our high-quality deposit base, with over 33% of deposits in non-interest-bearing accounts, positions us well for the time when the Federal Reserve eventually raises interest rates. The sale of PPP loans along with strong earnings resulted in our tangible equity ratio increasing by 46 basis points on a linked quarter basis to 8.29%. In addition, our non-performing assets declined by approximately 20% on a linked quarter basis and represent only 0.22% of total assets.”

Mr. O’ Connor continued, “Importantly, we have successfully executed on the cost savings outlined as part of our merger transaction. This is evidenced by our core efficiency ratio averaging approximately 48% for the last two quarters, which is below the 50% threshold we had outlined at the time of our merger of equals announcement. With the merger integration now behind us, our high quality, core-deposit funded balance sheet and strong pipelines provide me confidence in our future prospects.”

Highlights for the Second Quarter of 2021 Included:

●	The non-interest-bearing deposits to total deposits ratio increased to 33.3% at June 30, 2021 and the cost of deposits for the second quarter of 2021 was proactively managed lower to 0.17%;
●	Sold $596 million of PPP loans during the second quarter of 2021 resulting in a pre-tax gain of $20.7 million;
●	Sold approximately $50 million of criticized loans in the second quarter of 2021 to de-risk the balance sheet;
●	Excluding the sale of the aforementioned criticized loans, total loans excluding PPP loans increased by 3% on an annualized basis versus the linked quarter;
●	Capital levels were bolstered in the quarter as a result of the PPP sale and strong earnings; the tangible equity to tangible assets ratio increased to 8.29% at June 30, 2021;
●	The Company purchased 403,121 shares of its common stock, at a weighted average price of $34.33 per share;
●	Non-performing assets declined 20% on a linked quarter basis and net charge-offs to average loans were only 0.04%; and
●	The Company’s Adjusted Pre-tax Pre-provision Net Revenue (“PPNR”) for the second quarter was $52.7 million.[1]

1 See reconciliation of this non-GAAP financial measure provided elsewhere herein.

Management’s Discussion of Quarterly Operating Results

The Company’s results of operations for the second quarter of 2021 include income for the full quarter from the merger with Bridge Bancorp, Inc. (“Bridge”), compared to two months for the first quarter of 2021 following the completion of the merger on February 1, 2021. The Company’s historical information for the second quarter of 2020 does not include the historical GAAP results of Bridge.

Net Interest Income

Net interest income for the second quarter of 2021 was $93.3 million compared to $77.8 million for the first quarter of 2021 and $43.6 million for the second quarter of 2020.

The table below provides a reconciliation of the reported Net Interest Margin (“NIM”), the NIM excluding the impact of PPP loans, and the NIM excluding purchasing accounting accretion on the loan portfolio.

($ in thousands)	Q2 2021	Q1 2021	Q2 2020
Net interest income	$93,254	$77,841	$43,556
Less: Net interest income on PPP loans	(5,375)	(4,092)	(958)
Adjusted net interest income excluding PPP loans, (non-GAAP)	$87,879	$73,749	$42,598

Average interest-earning assets	$11,990,107	$10,057,598	$6,091,545
Average PPP loan balances	(1,282,347)	(1,020,910)	(192,730)
Adjusted average interest-earning assets excluding PPP loans, (non-GAAP)	$10,707,760	$9,036,688	$5,898,815

NIM (1)	3.12%	3.14%	2.86%
Adjusted NIM excluding PPP loans (non-GAAP) (2)	3.29%	3.31%	2.89%

Adjusted net interest income excluding PPP loans, (non-GAAP)	$87,879	$73,749	$42,598
Less: Purchase Accounting Accretion on loans ("PAA")	(1,925)	(1,333)	—
Adjusted net interest income excluding PPP loans and PAA on loans, (non-GAAP)	$85,954	$72,416	$42,598
Adjusted NIM excluding PPP loans and PAA on loans, (non-GAAP) (3)	3.23%	3.26%	2.89%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PPP represents adjusted net interest income, which excludes net interest income on PPP loans divided by average interest-bearing liabilities excluding PPP loans. The net interest income on PPP loans is calculated using interest income on the PPP balances less an assumed cost of funding the PPP loans, using the overall cost of funds of the Company.
(3)	Adjusted NIM excluding PPP and PAA represents adjusted net interest income excluding PPP loans and PAA, divided by adjusted average interest-earning assets, excluding PPP loans.

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 3.67% at June 30, 2021, a 23 basis point increase compared to the ending WAR on the total loan portfolio at March 31, 2021. Excluding the impact of PPP loans, the WAR on the loan portfolio was 3.80% at June 30, 2021, compared to 3.83% at March 31, 2021.

Outlined below are loan balances and WARs(1) for the current quarter, linked quarter and prior year quarter.

	June 30, 2021		March 31, 2021		June 30, 2020
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loan balances at period end:
One-to-four family residential, including condominium and cooperative apartment	$704,489	3.74%	$696,415	3.81%	$182,264	3.98%
Multifamily residential and residential mixed-use (2)(3)	3,503,205	3.59	3,567,207	3.61	2,988,511	3.77
CRE	3,681,331	3.84	3,631,287	3.85	1,504,020	4.06
ADC	290,462	4.73	254,170	4.85	136,606	5.08
C&I	878,331	4.23	898,533	4.27	321,009	4.39
Other loans	23,275	5.01	24,409	4.97	1,463	7.49
Loans excluding SBA PPP	9,081,093	3.80	9,072,021	3.83	5,133,873	3.94

SBA PPP	465,538	1.00	1,434,077	1.00	310,509	1.00
Total loans including SBA PPP	$9,546,631	3.67%	$10,506,098	3.44%	$5,444,382	3.77%

(1)     Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, divided by the total amount of loans in the category.

(2)     Includes multifamily loans underlying cooperatives.

(3)     While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations for the current quarter, linked quarter and prior year.

	Originations
($ in millions)	Q2 2021	Q1 2021	Q2 2020
Loans excluding PPP	$425.7	$336.4	$204.0
PPP loans	$36.4	$573.3	$319.4

Deposits and Borrowed Funds

Total deposits increased by $255.4 million on a linked quarter basis to $11.1 billion at June 30, 2021. Non-interest-bearing deposits increased $150.1 million during the second quarter of 2021 to $3.7 billion at June 30, 2021 and now represent 33.3 % of total deposits.

The cost of total deposits for the quarter ended June 30, 2021 decreased to 0.17%, representing an 8 basis point linked quarter decline.

As of June 30, 2021, the Company had $437.2 million of certificates of deposits, with a weighted average rate of 0.41%, that were set to mature during the third quarter of 2021.

Total Federal Home Loan Bank advances were reduced to $25.0 million at June 30, 2021, compared to $533.9 million at March 31, 2021. Mr. O’ Connor stated, “During the second quarter we paid down our Federal Home Loan Bank advance portfolio and we are now effectively a core deposit-funded institution without any wholesale leverage. This balance sheet structure positions us well for a rising interest rate scenario.”

Non-Interest Income

Non-interest income (loss) was $29.5 million during the second quarter of 2021, $(7.4) million during the first quarter of 2021, and $8.4 million during the second quarter of 2020. Excluding the gain on sale of PPP loans, adjusted non-interest income was $8.8 million during the second quarter of 2021 compared to $8.4 million during the first quarter of 2021 and $5.3 million during the second quarter of 2020. (see “Non-GAAP Reconciliation” table at the end of this news release).

Non-Interest Expense

Total non-interest expense was $54.9 million during the second quarter of 2021, $82.8 million during the first quarter of 2021, and $29.3 million during the second quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring costs, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, adjusted non-interest expense was $48.5 million during the second quarter of 2021, compared to $41.4 million during the first quarter of 2021, and $24.3 million during the second quarter of 2020. (See “Non-GAAP Reconciliation” table at the end of this news release).

The ratio of non-interest expense to average assets was 1.72% during the first quarter of 2021, compared to 3.11% during the linked quarter and 1.84% for the first quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring costs, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.52% during the second quarter of 2021, compared to 1.55% during the linked quarter and 1.52% for the second quarter of 2020. (see “Non-GAAP Reconciliation” table at the end of this news release).

The efficiency ratio was 44.7% during the second quarter of 2021, compared to 117.5% during the linked quarter and 56.5% during the second quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring costs, severance expense, loss on extinguishment of debt, amortization of other intangible assets, gain on sale of PPP loans, the adjusted efficiency ratio was 47.5% during the second quarter of 2021, compared to 48.0% during the linked quarter and 49.9% during the second quarter of 2020. (see “Non-GAAP Reconciliation” table at the end of this news release).

Income Tax Expense

The reported effective tax rate for the second quarter of 2021 was 28.9%, compared to 25.2% for the first quarter of 2021, and 21.6% for the second quarter of 2020. The increase in the effective tax rate during the second quarter of 2021 was primarily the result of the increase in taxable income and non-deductible expenses during the period. The effective tax rate for the remainder of 2021 is expected to be approximately 27.5%.

Credit Quality

Non-performing loans at June 30, 2021 were $28.3 million, or 0.30% of total loans. Non-performing loans, excluding acquired PCD loans, would have been $18.5 million, or 0.20% of total loans excluding acquired PCD loans.

A credit loss recovery of $4.2 million was recorded during the second quarter of 2021, compared to a credit loss provision of $15.8 million during the first quarter of 2021, and a credit loss provision of $6.1 million during the second quarter of 2020. The credit loss recovery of $4.2 million for the second quarter of 2021 was primarily associated with the improvement in forecasted macroeconomic conditions.

The allowance for credit losses as a percentage of total loans was 0.97% at June 30, 2021 as compared to 0.93% at March 31, 2021 and 0.78% at June 30, 2020. Excluding PPP loans, the ratio of allowance for credit losses at June 30, 2021 would have been 1.02%.

Loans with Payment Deferrals

On a linked quarter basis, Principal and Interest (“P&I”) deferrals declined by approximately 33% and represent 0.5% of the total loan portfolio.

Capital Management

The Company’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements.

Mr. O’Connor commented, “Given our strong balance sheet and the comfort provided by the detailed third-party reviews we conducted on our loan portfolio as part of the merger transaction, we resumed our share repurchase program in the month of May. In the second quarter we repurchased 403,121 shares, totaling $13.8 million, and we continue to be active on the repurchase front into the third quarter.”

Dividends per common share were $0.24 during the second quarter of 2021.

Book value per common share was $26.43 and tangible common book value per share (common equity less goodwill and other intangible assets divided by number of shares outstanding) (see “Non-GAAP Reconciliation” tables at the end of this news release) was $22.41 at June 30, 2021.

Including the impact of the remaining unrecognized fees on PPP loans, net of tax, adjusted tangible common book value per share would have been $22.46. See “Non-GAAP Reconciliation” tables at the end of this news release for details.

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on July 30, 2021, during which CEO, Kevin M. O’Connor will discuss the Company’s second quarter performance, with a question and answer session to follow. Dial-in information for the live call is 1-888-348-2672. Upon dialing in, request to be joined into Dime Community Bancshares, Inc. call with the conference operator.

The conference call will be simultaneously webcast (listen only), and archived for a period of one year, at https://services.choruscall.com/links/dcom210729.html. Dial-in information for the replay is 1-877-344-7529 using access code #10158072.  Replay will be available July 30, 2021 (10:30 a.m.) through August 13, 2021 (11:59 p.m.).

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $12.7 billion in assets and number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company and/or the Bank; unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates;  litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates; Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees increasingly work remotely.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	June 30,	March 31,	December 31,
	2021	2021	2020
Assets:
Cash and due from banks	$1,184,183	$676,723	$243,603
Mortgage-backed securities available-for-sale, at fair value	863,239	846,529	426,979
Investment securities available-for-sale, at fair value	398,549	305,964	111,882
Marketable equity securities, at fair value	—	—	5,970
Loans held for sale	29,335	23,704	5,903
Loans held for investment, net:
One-to-four family and cooperative/condominium apartment	704,489	696,415	184,989
Multifamily residential and residential mixed-use (1)(2)	3,503,205	3,567,207	2,758,743
Commercial real estate ("CRE")	3,681,331	3,631,287	1,878,167
Acquisition, development, and construction ("ADC")	290,462	254,170	156,296
Total real estate loans	8,179,487	8,149,079	4,978,195
Commercial and industrial ("C&I")	878,331	898,533	319,626
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	465,538	1,434,077	321,907
Other loans	23,275	24,409	2,316
Allowance for credit losses	(92,760)	(98,200)	(41,461)
Total loans held for investment, net	9,453,871	10,407,898	5,580,583
Premises and fixed assets, net	51,127	53,829	19,053
Premises held for sale	2,799	—	—
Restricted stock	22,449	45,063	60,707
Bank Owned Life Insurance ("BOLI")	293,113	251,521	156,096
Goodwill	155,339	155,339	55,638
Other intangible assets	9,792	10,627	—
Operating lease assets	69,189	69,094	33,898
Derivative assets	45,439	45,760	18,932
Accrued interest receivable	47,209	51,100	34,815
Other assets	78,052	75,477	27,551
Total assets	$12,703,685	$13,018,628	$6,781,610
Liabilities:
Non-interest-bearing checking	$3,689,072	$3,538,936	$780,751
Interest-bearing checking	1,101,038	1,023,164	290,300
Savings	1,305,028	1,078,687	414,809
Money market	3,670,090	3,629,709	1,716,624
Certificates of deposit	1,300,965	1,540,316	1,322,638
Total deposits	11,066,193	10,810,812	4,525,122
FHLBNY advances	25,000	533,865	1,204,010
Other short-term borrowings	1,841	126,763	120,000
Subordinated debt, net	197,188	197,234	114,052
Operating lease liabilities	72,170	71,249	39,874
Derivative liabilities	42,892	41,816	37,374
Other liabilities	94,125	64,065	40,082
Total liabilities	11,499,409	11,845,804	6,080,514
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	348
Additional paid-in capital	492,848	492,431	278,295
Retained earnings	613,791	574,297	600,641
Accumulated other comprehensive gain (loss), net of deferred taxes	4,576	531	(5,924)
Unearned equity awards	(8,529)	(10,107)	—
Common stock held by the Benefit Maintenance Plan	—	—	(1,496)
Treasury stock, at cost	(15,395)	(1,313)	(287,337)
Total stockholders' equity	1,204,276	1,172,824	701,096
Total liabilities and stockholders' equity	$12,703,685	$13,018,628	$6,781,610

(1)     Includes loans underlying multifamily cooperatives.

(2)     While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest income:
Loans	$94,288	$81,382	$54,142	$175,670	$108,319
Securities	5,126	4,380	3,646	9,506	7,372
Other short-term investments	987	993	846	1,980	1,848
Total interest income	100,401	86,755	58,634	187,156	117,539
Interest expense:
Deposits and escrow	4,803	5,298	9,700	10,101	21,626
Borrowed funds	2,344	3,616	5,378	5,960	11,833
Total interest expense	7,147	8,914	15,078	16,061	33,459
Net interest income	93,254	77,841	43,556	171,095	84,080
(Credit) provision for credit losses	(4,248)	15,779	6,060	11,531	14,072
Net interest income after (credit) provision	97,502	62,062	37,496	159,564	70,008

Non-interest income:
Service charges and other fees	3,876	2,920	1,083	6,796	2,286
Title fees	688	433	—	1,121	—
Loan level derivative income	559	1,792	2,494	2,351	3,657
BOLI income	1,593	1,339	911	2,932	2,798
Gain on sale of SBA loans excluding PPP	973	164	—	1,137	164
Gain on sale of PPP loans	20,697	—	—	20,697	—
Gain on sale of residential loans	506	723	206	1,229	357
Net gain (loss) on equity securities	—	131	436	131	(36)
Net gain on sale of securities and other assets	20	710	3,134	730	3,142
Loss on termination of derivatives	—	(16,505)	—	(16,505)	—
Other	632	910	122	1,542	254
Total non-interest income (loss)	29,544	(7,383)	8,386	22,161	12,622
Non-interest expense:
Salaries and employee benefits	27,598	24,819	15,197	52,417	30,714
Severance	1,875	—	3,930	1,875	4,000
Occupancy and equipment	8,122	6,977	3,959	15,099	8,015
Data processing costs	5,031	3,528	2,007	8,559	4,031
Marketing	788	860	218	1,648	795
Professional services	2,538	1,865	264	4,403	1,778
Federal deposit insurance premiums	934	939	529	1,873	1,006
Loss on extinguishment of debt	157	1,594	—	1,751	—
Curtailment loss	—	1,543	—	1,543	—
Merger expenses and transaction costs	1,836	37,942	1,072	39,778	1,658
Branch restructuring costs	1,659	—	—	1,659	—
Amortization of other intangible assets	835	357	—	1,192	—
Other	3,509	2,381	2,170	5,890	3,389
Total non-interest expense	54,882	82,805	29,346	137,687	55,386

Income (loss) income before taxes	72,164	(28,126)	16,536	44,038	27,244
Income tax expense (benefit)	20,886	(7,092)	3,570	13,794	5,886
Net income (loss)	51,278	(21,034)	12,966	30,244	21,358
Preferred stock dividends	1,822	1,821	1,140	3,643	1,140
Net income (loss) available to common stockholders	$49,456	$(22,855)	$11,826	$26,601	$20,218

Earnings per common share ("EPS"):
Basic	$1.19	$(0.66)	$0.55	$0.70	$0.92
Diluted	$1.19	$(0.66)	$0.55	$0.70	$0.91

Average common shares outstanding for diluted EPS	40,981,585	34,262,005	21,541,918	37,640,404	22,028,192

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Per Share Data:
Reported EPS (Diluted)	$1.19	$(0.66)	$0.55	$0.70	$0.91
Cash dividends paid per common share	0.24	0.24	0.22	0.48	0.43
Book value per common share	26.43	25.43	26.35
Tangible common book value per share (1)	22.41	21.43	23.75
Common shares outstanding	41,160	41,536	21,442
Dividend payout ratio	20.17%	(36.36)%	40.00%	68.57%	47.25%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.61%	(0.79)%	0.81%	0.45%	0.64%
Return on average equity	17.22	(8.18)	7.96	4.79	6.32
Return on average tangible common equity (1)	22.02	(11.58)	9.23	6.49	7.72
Net interest margin	3.12	3.14	2.86	3.13	2.79
Non-interest expense to average assets	1.72	3.11	1.84	2.35	1.76
Efficiency ratio	44.7	117.5	56.5	71.2	57.3
Effective tax rate	28.94	25.22	21.59	31.32	21.60

Balance Sheet Data:
Average assets	$12,756,909	$10,666,619	$6,389,768	$11,717,336	$6,298,859
Average interest-earning assets	11,990,107	10,057,598	6,091,545	11,029,192	6,020,454
Average tangible common equity (1)	908,747	781,355	512,371	845,298	523,983
Loan-to-deposit ratio at end of period	86.3	97.2	121.0

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.36%	6.93%	7.94%
Tangible equity to tangible assets (1)	8.29	7.83	9.76
Tier 1 common equity ratio	9.93	9.65	10.69
Tier 1 risk-based capital ratio	11.18	10.91	13.07
Total risk-based capital ratio	14.26	14.04	16.29
Tier 1 leverage ratio	8.24	9.62	10.11
CRE consolidated concentration ratio (2)	506	517	545
Allowance for credit losses/ Total loans	0.97	0.93	0.78
Allowance for credit losses/ Non-performing loans	327.94	276.24	276.23

(1)   See "Non-GAAP Reconciliation" table for reconciliation of tangible equity, tangible common equity, and tangible assets. Average balances are calculated using the ending balance for months during the period indicated.

(2)   The CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner occupied commercial real estate, multifamily, and ADC, divided by consolidated capital. June 30, 2021 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	June 30, 2021 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$8,156,368	$74,437	3.66%	$7,039,881	$66,144	3.81%	$4,867,970	$49,058	4.03%
Commercial and industrial loans	932,297	13,277	5.71	730,850	9,835	5.46	326,269	3,583	4.39
SBA PPP loans	1,282,347	6,174	1.93	1,020,910	5,049	2.01	192,730	1,488	3.09
Other loans	24,349	400	6.59	17,509	354	8.20	870	13	5.98
Mortgage-backed securities	825,949	3,483	1.69	665,190	3,080	1.88	468,705	3,064	2.61
Investment securities	312,012	1,643	2.11	199,918	1,300	2.64	65,155	582	3.57
Other short-term investments	456,785	987	0.87	383,340	993	1.05	169,846	846	1.99
Total interest-earning assets	11,990,107	100,401	3.36%	10,057,598	86,755	3.50%	6,091,545	58,634	3.85%
Non-interest-earning assets	766,802			609,021			298,223
Total assets	$12,756,909			$10,666,619			$6,389,768

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$1,067,043	$501	0.19%	$662,273	$351	0.21%	$222,694	$212	0.38%
Money market	3,712,344	1,941	0.21	2,893,723	1,987	0.28	1,656,394	2,495	0.60
Savings	1,189,460	212	0.07	863,409	207	0.10	404,389	305	0.30
Certificates of deposit	1,421,480	2,149	0.61	1,522,017	2,753	0.73	1,511,598	6,688	1.77
Total interest-bearing deposits	7,390,327	4,803	0.26	5,941,422	5,298	0.36	3,795,075	9,700	1.02
FHLBNY advances	145,324	132	0.36	853,162	1,711	0.81	962,657	4,047	1.68
Subordinated debt, net	197,218	2,211	4.50	168,607	1,902	4.57	113,955	1,330	4.67
Other short-term borrowings	5,514	1	0.07	15,021	3	0.08	2,747	1	0.15
Total borrowings	348,056	2,344	2.70	1,036,790	3,616	1.41	1,079,359	5,378	1.99
Total interest-bearing liabilities	7,738,383	7,147	0.37%	6,978,212	8,914	0.52%	4,874,434	15,078	1.24%
Non-interest-bearing checking	3,652,482			2,494,630			618,107
Other non-interest-bearing liabilities	175,031			164,859			245,908
Total liabilities	11,565,896			9,637,701			5,738,449
Stockholders' equity	1,191,013			1,028,918			651,319
Total liabilities and stockholders' equity	$12,756,909			$10,666,619			$6,389,768
Net interest income		$93,254			$77,841			$43,556
Net interest rate spread			2.99%			2.98%			2.61%
Net interest margin			3.12%			3.14%			2.86%
Deposits (including non-interest-bearing checking accounts)	$11,042,809	$4,803	0.17%	$8,436,052	$5,298	0.25%	$4,413,182	$9,700	0.88%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Quality Detail	2021	2021	2020
Non-performing loans (NPLs) (1)
One-to-four family residential, including condominium and cooperative apartment	$4,933	$5,384	$819
Multifamily residential and residential mixed-use	—	4,844	1,377
CRE	9,152	10,595	3,003
Acquisition, development, and construction ("ADC")	—	104	—
C&I	14,109	14,523	10,176
Other	92	99	2
Total Non-accrual loans	$28,286	$35,549	$15,377

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$5,065	$45	$44
Multifamily residential and residential mixed-use	157	2,871	1,480
CRE		2,259	2,167
ADC	—	—	—
C&I	1,487	3,652	—
Other	—	—	—
90+ Delinquent	$6,709	$8,827	$3,691

NPAs and 90+ Delinquent	$34,995	$44,376	$19,068

NPAs and 90+ Delinquent / Total assets	0.28%	0.34%	0.28%
Net charge-offs (NCOs)	$918	$4,275	$31
NCOs / Average loans (1)	0.04%	0.19%	0.00%

(1)	Excludes loans held for sale

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s merger with Legacy Bridge.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income (loss) available to common stockholders	$49,456	$(22,855)	$11,826	$26,601	$20,218
Adjustments to net income (loss)(1):
Provision for credit losses - Non-PCD loans (double-count)	—	20,278	—	20,278	—
Gain on sale of PPP loans	(20,697)	—	—	(20,697)	—
Net gain on sale of securities and other assets	—	(710)	(3,134)	(710)	(3,142)
Loss on termination of derivatives	—	16,505	—	16,505	—
Severance	1,875	—	3,930	1,875	4,000
Loss on extinguishment of debt	157	1,594	—	1,751	—
Curtailment loss	—	1,543	—	1,543	—
Merger expenses and transaction costs (2)	1,836	37,942	1,072	39,778	1,658
Branch restructuring costs	1,659	—	—	1,659	—
Income tax effect of adjustments and other tax adjustments	4,852	(21,848)	(445)	(16,996)	(552)
Adjusted net income available to common stockholders (non-GAAP)	$39,138	$32,449	$13,249	$71,587	$22,182

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$0.94	$0.94	$0.61	$1.88	$1.00
Adjusted return on average assets	1.28%	1.29%	0.90%	1.28%	0.74%
Adjusted return on average equity	13.76	13.32	8.84	13.55	7.30
Adjusted return on average tangible common equity	17.48	16.74	10.34	17.13	8.47
Adjusted non-interest expense to average assets	1.52	1.55	1.52	1.53	1.58
Adjusted efficiency ratio	47.5	48.0	49.9	47.7	53.2

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of net interest income, non-interest income, and non-interest expense to pre-tax pre-provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

Three Months Ended
June 30, 2021
Net interest income	$93,254
Non-interest income	29,544
Total revenues	122,798
Non-interest expense	54,882
Pre-tax pre-provision net revenue (non-GAAP) (1)	$67,916

Adjustments:
Net gain on sale of PPP loans	(20,697)
Severance	1,875
Loss on extinguishment of debt	157
Merger expenses and transaction costs	1,836
Branch restructuring costs	1,659
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$52,746

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest loss less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding pre-tax pre-provision net revenue less the net gain on sale of PPP loans, severance, loss on extinguishment of debt, merger expenses and transaction costs, and branch restructuring costs.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Operating expense as a % of average assets - as reported	1.72%	3.11%	1.84%	2.35%	1.76%
Loss on extinguishment of debt	—	(0.06)	—	(0.03)	—
Curtailment loss	—	(0.06)	—	(0.03)	—
Severance	(0.06)	—	(0.25)	(0.03)	(0.13)
Merger expenses and transaction costs	(0.06)	(1.43)	(0.07)	(0.68)	(0.05)
Branch restructuring costs	(0.05)	—	—	(0.03)	—
Amortization of other intangible assets	(0.03)	(0.01)	—	(0.02)	—
Adjusted operating expense as a % of average assets (non-GAAP)	1.52	1.55	1.52	1.53	1.58

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Efficiency ratio - as reported (non-GAAP) (1)	44.7%	117.5%	56.5%	71.2%	57.3%
Non-interest expense - as reported	$54,882	$82,805	$29,346	$137,687	$55,386
Less: Severance	(1,875)	—	(3,930)	(1,875)	(4,000)
Less: Merger expenses and transaction costs	(1,836)	(37,942)	(1,072)	(39,778)	(1,658)
Less: Branch restructuring costs	(1,659)	—	—	(1,659)	—
Less: Loss on extinguishment of debt	(157)	(1,594)	—	(1,751)	—
Less: Curtailment loss	—	(1,543)	—	(1,543)	—
Less: Amortization of other intangible assets	(835)	(357)	—	(1,192)	—
Adjusted non-interest expense (non-GAAP)	$48,520	$41,369	$24,344	$89,889	$49,728
Net interest income - as reported	$93,254	$77,841	$43,556	$171,095	$84,080
Non-interest income (loss) - as reported	$29,544	$(7,383)	$8,386	$22,161	$12,622
Less: Gain on sale of PPP loans	(20,697)	—	—	(20,697)	—
Less: Net gain on sale of securities and other assets	—	(710)	(3,134)	(710)	(3,142)
Less: Loss on termination of derivatives	—	16,505	—	16,505	—
Adjusted non-interest income (non-GAAP)	$8,847	$8,412	$5,252	$17,259	$9,480
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$102,101	$86,253	$48,808	$188,354	$93,560
Adjusted efficiency ratio (non-GAAP) (2)	47.5%	48.0%	49.9%	47.7%	53.2%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible assets, tangible common equity, and adjusted tangible common book value per share calculation (non-GAAP):

	June 30,	March 31,	June 30,
	2021	2021	2020
Reconciliation of Tangible Assets:
Total assets	$12,703,685	$13,018,628	$6,467,521
Less:
Goodwill	155,339	155,339	55,638
Other intangible assets	9,792	10,627	—
Tangible assets (non-GAAP)	$12,538,554	$12,852,662	$6,411,883

Reconciliation of Adjusted Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,204,276	$1,172,824	$681,543
Less:
Goodwill	155,339	155,339	55,638
Other intangible assets	9,792	10,627	—
Tangible equity (non-GAAP)	1,039,145	1,006,858	625,905
Less:
Preferred stock, net	116,569	116,569	116,569
Tangible common equity (non-GAAP)	$922,576	$890,289	$509,336
Add:
Unamortized deferred fees on PPP loans, net of tax	1,979	16,901	6,191
Adjusted tangible common equity (non-GAAP)	$924,555	$907,190	$515,527

Common shares outstanding	41,160	41,536	21,442
Tangible common book value per share (non-GAAP)	$22.41	$21.43	$23.75
Adjusted tangible common book value per share (non-GAAP)	$22.46	$21.84	$24.04